UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 13, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 13, 2016, in connection with its previously disclosed rights offering, SIGA Techologies, Inc. (“SIGA” or the “Company”) entered into an investment agreement, or “backstop agreement,” with ST Holdings One LLC (“MacAndrews”), which is a wholly owned subsidiary of MacAndrews & Forbes LLC, Blackwell Partners LLC - Series A, Nantahala Capital Partners Limited Partnership, Nantahala Capital Partners II Limited Partnership, Silver Creek CS SAV, L.L.C. and Nantahala Capital Partners SI, LP (collectively, together with MacAndrews, the “Backstop Parties”).  Under the terms of the backstop agreement, the Backstop Parties will purchase, pursuant to a separate private placement, a number of shares of SIGA common stock equal to the number of shares that are not subscribed for in the rights offering, if any, provided that to the extent MacAndrews’ acquisition of the Company’s voting stock would require a filing and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), MacAndrews will receive non-voting convertible preferred stock in lieu of common stock, which preferred stock will automatically convert to common stock upon receipt of HSR Act approval, and will not be convertible to common stock without such HSR Act approval. Under the backstop agreement, the subscription price will be equal to the subscription price applicable to all shareholders under the rights offering. The Backstop Parties, taken together, will receive the backstop fee of $1.76 million, or 5% of the maximum gross proceeds of the rights offering, for providing the backstop commitment, payable, at the option of the Company, in cash or stock or, subject to the mutual agreement of the parties, other equity securities. The backstop agreement contains representations, warranties, covenants, conditions and indemnification provisions customary for agreements of its type.  In addition, the Backstop Parties have certain registration rights with respect to shares received pursuant to the backstop agreement.

The foregoing description of the backstop agreement is not intended to be complete and is qualified in its entirety by reference to the backstop agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1
Investment Agreement, dated October 13, 2016, by and among SIGA Technologies, Inc., ST Holdings One LLC, Blackwell Partners LLC - Series A, Nantahala Capital Partners Limited Partnership, Nantahala Capital Partners II Limited Partnership, Silver Creek CS SAV, L.L.C. and Nantahala Capital Partners SI, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  October 19, 2016